2014 Form 10-K Submission

Exhibit 10.23

Loan No. RX0024T9

PROMISSORY NOTE AND SUPPLEMENT

(Multiple Advance Term Loan)

THIS PROMISSORY NOTE AND SUPPLEMENT (this "Promissory Note and Supplement"), is entered into as of October 15, 2014, between TIDEWATER UTILITIES, INC., a Delaware corporation (the "Company"), and CoBANK, ACB, a federally chartered instrumentality of the United States ("CoBank"), and supplements that certain Master Loan Agreement dated as of May 23, 2003, between the Company and CoBank (as amended or restated from time to time, the “MLA”). Capitalized terms used herein and not defined herein shall have the meanings given to those terms in the MLA.

SECTION 1.           The Commitment. On the terms and conditions set forth in the MLA and this Promissory Note and Supplement, CoBank agrees to make loans (each, a “Loan”) to the Company from time to time during the period set forth below, in an aggregate principal amount not to exceed $15,000,000 (the "Commitment"). Under the Commitment, amounts borrowed and later repaid may not be reborrowed.

SECTION 2.           Purpose. The purpose of the Commitment is to refinance the outstanding principal balance of the loans made by CoBank to the Company from time to time under that certain Promissory Note and Supplement (Revolving Term Loan Supplement) dated as of March 19, 2009, and numbered RX0024T6, as amended by a First Amendment to Promissory Note and Supplement (Revolving Term Loan Supplement), dated as of August 31, 2011 (collectively, the “Term Revolver”).

SECTION 3.            Term and Availability.

(A)           Term of Commitment. The term of the Commitment shall be from the date hereof up to and including April 30, 2015.

(B)           Availability.           Notwithstanding Section 2.02 of the MLA, the Loans will be made available: (A) upon written request of the Company in form and content prescribed by CoBank (the “Request for Loan”); and (B) by CoBank retaining the proceeds of the Loans and applying them against the unpaid principal balance of the Term Revolver.

SECTION 4.           Interest.

(A)            Interest Rate Options. The Company agrees to pay interest on the unpaid principal balance of the Loans in accordance with one or more of the following interest rate options, as selected by the Company:

(1)           Weekly Quoted Variable Rate Option. At a rate per annum equal to the rate of interest established by CoBank on the first Business Day of each week (the "Variable Rate Option"). The rate established by CoBank shall be effective until the first Business Day of the next week. Each change in the rate shall be applicable to all balances subject to this option and information about the then current rate shall be made available upon telephonic request.

(2)            Quoted Fixed Rate Option. At a fixed rate per annum to be quoted by CoBank in its sole discretion in each instance (the “Quoted Fixed Rate Option”). Under this option, rates may be fixed on such balances and for such periods (each a "Quoted Fixed Rate Period") as may be agreeable to CoBank in its sole discretion in each instance; provided that: (1) rates may not be fixed for

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2014 Form 10-K Submission

Exhibit 10.23

periods of less than 180 days; (2) rates may be fixed on balances of $100,000 or in multiples thereof; and (3) the maximum number of balances that may be subject to this option at any one time shall be five (5).

(3)           LIBOR Option. At a fixed rate per annum equal to "LIBOR" (as hereinafter defined) plus 1.25% per annum (the “LIBOR Option”). Under this option: (1) rates may be fixed for "Interest Periods" (as hereinafter defined) of 1, 2, 3, or 6 months, as selected by the Company; (2) rates may be fixed on balances of $100,000 or in multiples thereof; (3) the maximum number of balances that may be subject to this option at any one time shall be five (5); (4) rates may only be fixed on a "Banking Day" (as hereinafter defined) on 3 Banking Days’ prior notice; and (5) rates may not be fixed for Interest Periods expiring on or after the second anniversary of the date hereof, at which time this option shall cease to be in effect. For purposes hereof: (a) "LIBOR" shall mean the rate (rounded upward to the nearest sixteenth of a percentage point and adjusted for reserves required on “Eurocurrency Liabilities” (as hereinafter defined) for banks subject to “FRB Regulation D” (as hereinafter defined) or required by any other federal law or regulation) quoted by the ICE Benchmark Administration (“ICE”) (or any other entity that takes over the administration of such rate) at 11:00 a.m. London time 2 Banking Days before the commencement of the Interest Period for the offering of U.S. dollar deposits in the London interbank market for the Interest Period designated by the Company, as published by Bloomberg or another major information vendor listed on ICE’s official website (or the website of such successor organization); (b) "Banking Day" shall mean a day on which CoBank is open for business, dealings in U.S. dollar deposits are being carried out in the London interbank market, and banks are open for business in New York City and London, England; (c) "Interest Period" shall mean a period commencing on the date this option is to take effect and ending on the numerically corresponding day in the next calendar month or the month that is 2, 3, or 6 months thereafter, as the case may be; provided, however, that: (i) in the event such ending day is not a Banking Day, such period shall be extended to the next Banking Day unless such next Banking Day falls in the next calendar month, in which case it shall end on the preceding Banking Day; and (ii) if there is no numerically corresponding day in the month, then such period shall end on the last Banking Day in the relevant month; (d) “Eurocurrency Liabilities” shall have the meaning as set forth in FRB Regulation D; and (e) “FRB Regulation D” shall mean Regulation D as promulgated by the Board of Governors of the Federal Reserve System, 12 CFR Part 204, as amended.

(B)           Elections. Subject to the limitations set forth above, the Company: (1) shall select the applicable rate option(s) at the time it requests a Loan; (2) may, on any Business Day, elect to convert balances bearing interest at the Variable Rate Option to the Quoted Fixed Rate Option; (3) may, on the last day of any Quoted Fixed Rate Period, elect to refix the rate under the Quoted Fixed Rate Option or convert the balance to the Variable Rate Option; (4) may, on the last day of any Interest Period, elect to convert balances bearing interest at the LIBOR Option to the Variable Rate Option or Quoted Fixed Rate Option; and (5) may, on three Banking Days' prior notice, elect to convert balances bearing interest at the Variable Rate Option or the Quoted Fixed Rate Option to the LIBOR Option or refix a rate under the LIBOR Option; provided, however, that balances bearing interest at the Quoted Fixed Rate Option or the LIBOR Option may not be converted or continued until the last day of the Quoted Fixed Rate Period or Interest Period applicable thereto. In the absence of an election provided for herein, the Company shall be deemed to have elected the Variable Rate Option. All elections provided for herein shall be made telephonically or in writing and must be received by 12:00 noon Company’s local time on the applicable Business Day. Any election made telephonically shall be promptly confirmed in writing, if so requested by CoBank. Notwithstanding the foregoing, while a Default or Event of Default exists the Company may not fix rates under the Quoted Fixed Rate or LIBOR Options.

(C)           Calculation and Payment. Interest shall be calculated on the actual number of days the Loans are outstanding on the basis of a year consisting of 360 days. In calculating interest, the date each Loan is made shall be included and the date each Loan or installment thereof is repaid shall, if received before 3:00 P.M. Mountain time, be excluded. Interest shall be payable monthly in arrears by

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Exhibit 10.23

the twentieth (20th) day of the following month (or on such other day in such month as CoBank shall require in a written notice to the Company) and on the final maturity of the Loans. Notwithstanding the foregoing, at CoBank’s option, interest on any balance bearing interest at the LIBOR Option shall be payable on the last day of the Interest Period and, in the case of Interest Periods of longer than three months, at three month intervals.

(D)           Additional Provisions Regarding The LIBOR Option. Notwithstanding any other provision hereof, CoBank shall have the right to temporarily suspend or permanently terminate the Company’s ability to fix rates under the LIBOR Option or for one or more Interest Periods if, for any reason whatsoever (including a change in Law): (1) LIBOR is no longer being quoted in the London interbank market or is no longer being quoted for an Interest Period; (2) CoBank is prohibited from offering rates based on LIBOR; or (3) CoBank’s cost to fund balances bearing interest at the LIBOR Option (as determined by CoBank in its sole discretion) increases beyond any corresponding increase in LIBOR or decreases less than any corresponding decrease in LIBOR. In addition, if as a result of a change in Law or otherwise, CoBank is required to allocate additional capital to, or otherwise bear increase costs as a result of maintaining balances under, the LIBOR Option, the Company agrees to indemnify CoBank upon demand against all such costs.

SECTION 5.           Loan Origination Fee. In consideration of the Commitment, the Company agrees to pay to CoBank a loan origination fee in the amount of 1/5 of 1% of the amount of the Commitment. Such fee shall be due and payable on the date hereof.

SECTION 6.           Promissory Note. The Company promises to repay the Loans to CoBank or order in 240 equal, consecutive, monthly installments, each due on the 20th day of the month, with the first installment due on May 20, 2015, and the last installment due on April 20, 2040. In addition to the above, the Company promises to pay to CoBank or order interest on the unpaid principal balance of the Loans at the times and in accordance with the provisions set forth above. If any date on which principal or interest is due is not a Business Day, then such payment shall be due and payable on the next Business Day and, in the case of principal, interest shall continue to accrue on the amount thereof.

SECTION 7.           Prepayment. Subject to Section 10.01 of the MLA, the Company may, on three (3) Business Day’s prior written notice, prepay all or any portion of the Loans. Unless otherwise agreed, all prepayments will be applied to principal installments owing on the Loans in the inverse order of their maturity and to such balances, fixed or variable, as CoBank shall specify.

SECTION 8.           Security. The Company’s obligations hereunder and, to the extent related hereto, the MLA, shall be secured as provided in Section 2.04 of the MLA.

SECTION 9. Conditions Precedent. In addition to the conditions precedent set forth in the MLA, CoBank’s obligation to make the initial Loan to the Company hereunder is subject to the conditions precedent that CoBank shall have received each of the following (which in the case of instruments or documents, must be originals, duly executed, and in form and content acceptable to CoBank): (A) [Intentionally Omitted] ; (B) an amended and restated comfort letter and agreement from Middlesex Water; (C) an amendment to the Mortgage (the “Mortgage Amendment”); (D) such evidence as CoBank shall require that the Mortgage Amendment has been recorded in all places where the Mortgage has been recorded; (E) a lien search conducted in the office of the Delaware Secretary of State showing that there are no Liens on any property of the Company other than Liens in favor of CoBank and Liens permitted under Section 6.01 of the MLA; (F) a duly executed Request for Loan; and (G) an endorsement to the “Title Policy” (as hereinafter defined) adding this Promissory Note and Supplement to the list of debt instruments secured by the Mortgage and insured under the Title Policy. For purposes

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Exhibit 10.23

hereof, the “Title Policy” shall mean that certain title insurance policy dated as of May 23, 2003 and issued by Stewart Title Guaranty Company, as endorsed to the date hereof.

SECTION 10.            Representations and Warranties. In addition to the representations and warranties set forth in the MLA, the Company represents and warrants to CoBank that Appendix B to the Mortgage (as amended) sets forth all real property and interests in real property of the Company as of the date hereof, including without limitation, all real property on or under which the Company has a well, water treatment plant, or water storage facility.

SECTION 11. Counterparts and Electronic Delivery. This Promissory Note and Supplement may be executed in counterparts (and by different parties in different counterparts), each of which shall constitute an original, and all of which when taken together shall constitute a single agreement. In addition, this Amendment may be delivered by electronic means.

IN WITNESS WHEREOF, the parties have caused this Promissory Note and Supplement to be executed by their duly authorized officers as of the date shown above.

CoBANK, ACB		TIDEWATER UTILITIES, INC.

By:	/s/Shannon Davoren	By:	/s/A. Bruce O’Connor

Title:	Assistant Corporate Secretary	Title:	Treasurer

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2014 Form 10-K Submission

Exhibit 10.23

AMENDMENT TO COMBINATION WATER UTILITY REAL ESTATE MORTGAGE AND SECURITY AGREEMENT

THIS AMENDMENT TO COMBINATION WATER UTILITY REAL ESTATE MORTGAGE AND SECURITY AGREEMENT (this "Amendment") is entered into as of October 15, 2014, between TIDEWATER UTILITIES, INC., a Delaware corporation (the "Company"), and CoBANK, ACB, a federally chartered instrumentality of the United States ("CoBank").

RECITALS

WHEREAS, CoBank and the Company are parties to that certain Master Loan Agreement dated as of May 23, 2003, as various amendments thereto (as amended, the "MLA");

WHEREAS, in connection with the MLA, CoBank is the mortgagee under the Combination Water Utility Mortgage and Security Agreement from the Company to CoBank dated as of May 23, 2003 and recorded in the Office of the Recorder of Deeds in and for New Castle County, State of Delaware ("Recorder's Office") in Instrument No: 20030523-0063462, as amended by an Amendment to Combination Water Utility Real Estate Mortgage and Security Agreement dated as of September 28, 2004 and recorded in the Recorder's Office in Instrument No: 20041005-0108857, an Amendment to Combination Water Utility Real Estate Mortgage and Security Agreement dated April 22, 2005 and recorded in the Recorder's Office in Instrument No: 20050819-0083497 and an Amendment to Combination Water Utility Real Estate Mortgage and Security Agreement dated as of March 19, 2009 and recorded in the Recorder's Office in Instrument No: 20090323-0016391 (collectively, as amended, the "Mortgage");

WHEREAS, pursuant to the MLA, CoBank made various loans to the Company evidenced by the notes described on Appendix A to the Mortgage;

WHEREAS, pursuant to the MLA, CoBank has agreed to extend $15,000,000 in additional loans to the Company to be evidenced by that certain promissory Note and Supplement (Multiple Advance Term Loan) dated as of October 15, 2014;

WHEREAS, in connection therewith, the parties desire to amend the existing Mortgage as set forth herein to give notice of the increase in the secured obligations of the Company; and

WHEREAS, the Mortgage, as amended hereby, remains in full force and effect and the lien and security interest and the priority of such lien and security interest granted thereunder continues (without interruption) thereunder. Except as amended hereby, the Mortgage shall otherwise remain unchanged. Capitalized terms used but not defined herein shall have the meanings assigned to such terms or defined by reference in the Mortgage.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

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Exhibit 10.23

SECTION 1.           Recitals. The recitals set forth above constitute an integral part of this Agreement, are true and correct, and such recitals and the Mortgage are incorporated herein by this reference with the same force and effect as if fully set forth herein.

SECTION 2.           Amendments. Appendix A is hereby amended and restated as provided in Appendix A hereto.

SECTION 3.           Ratification. The Company hereby confirms and ratifies the Mortgage, and confirms and agrees that the Mortgaged Property shall secure all of the Company's obligations under the Credit Agreements, including, without limitation, those shown on Appendix A hereto.

[Signature Page to Follow]

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2014 Form 10-K Submission

Exhibit 10.23

IN WITNESS WHEREOF, TIDEWATER UTILITIES, INC., as Mortgagor, has caused this Amendment to be signed in its name and its corporate seal to be hereunto affixed and attested by its officers thereunto duly authorized, all as of the day and year first above written.

TIDEWATER UTILITIES, INC., Mortgagor
Signed, sealed and delivered
in the presence of:

/s/Jay L. Kooper		By:	/s/A. Bruce O’Connor	(SEAL)
Witness		Name:	A. Bruce O’Connor
		Title:	Treasurer

Attest:

By:	/s/Jay L. Kooper
Name:	Jay L. Kooper
Title:	Vice Pres./Gen. Counsel & Secretary

STATE OF	New Jersey	)
)
COUNTY OF	Middlesex	)

The foregoing instrument was acknowledged before me this 2nd day of October, 2014, by A. Bruce O’Connor, as Treasurer of Tidewater Utilities, Inc., a Delaware corporation, on behalf of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year in first above written.

/s/Raquel Koukourdelis
Notary Public
Name:	Raquel Koukourdelis
My commission expires:	April 24, 2019

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2014 Form 10-K Submission

Exhibit 10.23

IN WITNESS WHEREOF, CoBANK, ACB, as Mortgagee, has caused this Amendment to be signed in its name and its corporate seal to be hereunto affixed and attested by its officers thereunto duly authorized, all as of the day and year first above written.

CoBANK, ACB, Mortgagee
Signed, sealed and delivered
in the presence of:

/s/Maresa C. Martin	By:	/s/Jennifer Koerselman(SEAL)
Witness	Name:	Jennifer Koerselman
	Title:	Assistant Corporate Secretary

Attest:

By:	/s/Shannon Davoren
Name:	Shannon Davoren
Title:	Assistant Corporate Secretary

STATE OF	Colorado	)
)
COUNTY OF	Arapahoe	)

The foregoing instrument was acknowledged before me this 3rd day of October, 2014, by Jennifer Koerselman, as Asst. Corp. Secretary of CoBank, ACB, a federally chartered instrumentality of the United States, on behalf of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year in first above written.

/s/William LeBlanc
Notary Public
Name:	William LeBlanc III
My commission expires:	5/2/16

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APPENDIX A - - CERTAIN OBLIGATIONS; ETC.

1.	The "Credit Agreement" referred to in Section 1.01 of the Mortgage are as follows:
(A)	Master Loan Agreement dated as of May 23, 2003 and numbered RX0024;
(B)	Promissory Note and Supplement dated as of May 23, 2003 and numbered RX0024T1 in the principal amount of $3,187,241.75;
(C)	Promissory Note and Supplement dated as of May 23, 2003 and numbered RX0024T2 in the principal amount of $10,500,000;
(D)	Promissory Note and Supplement dated as of August 22, 2005, and numbered RX0024T3 in the principal amount of $7,000,000;
(E)	Promissory Note and Supplement dated as of August 22, 2005, and numbered RX0024T4 in the principal amount of $7,000,000;
(F)	Promissory Note and Supplement dated as of August 22, 2005, and numbered RX0024T5 in the principal amount of $7,000,000;
(G)	Promissory Note and Supplement dated as of March 19, 2009, and numbered RX0024T6 in the principal amount of $10,000,000;
(H)	Promissory Note and Supplement dated as of March 19, 2009, and numbered RX0024T7 in the principal amount of $7,000,000;
(I)	Promissory Note and Supplement dated as of March 19, 2009, and numbered RX0024T8 in the principal amount of $15,000,000;
(J)	Promissory Note and Supplement dated as of October 15, 2014, and numbered RX0024T9 in the principal amount of $15,000,000; and
(K)	All amendments to and restatements of any of the foregoing.

2.	The "Maximum Debt Limit" is: $82,000,000.00 plus: (1) all accrued interest, prepayment premiums, fees and other charges owing to the Mortgagee; and (2) other sums as provided in Section 6.09 of the Mortgage.

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